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[MASTER-HALCO LOGO]                                        110 E. La Habra Blvd.
                                                           La Habra, CA  90631

                                                           Tel: 562.694.5066
                                                           Fax: 562.691.4686

                                                           www.mhfence.com
                                                           ---------------
                                  NEWS RELEASE


Contact: Charles Larsen, Master-Halco, (800) 883-8384, x2330,
         clarsen@mhfence.com
         -------------------

         Sid Robinson, Magnet Communications, (909) 272-1888,
         srobinson@magnetcom.com
         -----------------------

         Nancy Ross, Diamond Home Services, Inc. (High Ridge Partners, Inc.),
         (312) 456-5636

Date:    October 5, 2000

                      MASTER-HALCO, INC. TO ACQUIRE REEVES
                            SOUTHEASTERN CORPORATION

         LA HABRA, Calif. and CHICAGO, Ill. --Master-Halco, Inc., the world's leading distributor and manufacturer of fence systems, and Diamond Home Services, Inc. announced today that Master-Halco has signed an agreement to acquire substantially all of the assets of Reeves Southeastern Corporation, the third-largest fencing product manufacturer and distributor in the United States. Reeves Southeastern Corporation is a wholly owned subsidiary of Diamond Home Services, Inc. (DHMS.OB).

The acquisition will include a total of 32 branch locations in the Eastern U.S., with manufacturing plants in Tampa, Fla., and Birmingham, Ala. It also includes Reeves Southeastern's Electronic Entry Distributors in Santa Monica, Calif. The purchase price is $35.5 million and the assumption of certain liabilities. The closing of the transaction, expected in the first quarter of 2001, is subject to receipt of certain governmental approvals and other closing conditions. Both Reeves Southeastern and Master-Halco will operate independently with business as usual until the closing of the transaction.

A subsidiary of New York-based ITOCHU International, Inc., Master-Halco currently operates branch service centers, manufacturing plants and corporate offices from 59 locations strategically located across the U.S. and Canada. The La Habra, Calif.-based corporation was founded in 1961.

"Reeves Southeastern has been an important and successful leader in our industry for many years," said Master-Halco's President and Chief Executive Officer Barry Marrs. "We have always had tremendous admiration for Reeves Southeastern, and they are very well respected in the building and construction industry."

The acquisition will allow Master-Halco to improve its ability to serve contractors in many key markets in the Eastern region of the United States. The company serves professional fencing contractors and home centers throughout North America.

"This agreement will only further our position as the finest company in the industry," Marrs said. "We will be able to provide high value options for our contractor and home center customers in the Eastern region, as well as around the country."

"Not only does Master-Halco have a strong position of industry leadership, but we are also known for our strong family culture," Marrs said. "With the addition of the many fine Reeves Southeastern personnel and facilities, the associates of this combined team will have an exciting opportunity to grow and prosper with the company for many years to come."

                                     -more-


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MASTER-HALCO, INC. TO ACQUIRE REEVES SOUTHEASTERN CORP.
2-2-2-2


"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward -looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain governmental approvals; actions of the U.S. government; the inability to successfully integrate the businesses of Master-Halco and Reeves Southeastern; costs related to the acquisition; labor integration issues; the economic environment of the fencing industry and the general economic environment. Users of forward-looking statements are encouraged to review Item 7 of Diamond Home Services, Inc.'s most recent annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in its most recent annual report to stockholders, its filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect Diamond Home Services, Inc.'s business, results of operations and financial condition. Diamond Home Services, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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